Exhibit T3A.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “HOMER CITY GENERATION, L.P.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF JULY, A.D. 2012, AT 3:45 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5167974 8100	Jeffrey W. Bullock, Secretary of State
120809041	AUTHENTICATION: 9691332
You may verify this certificate online at corp. delaware. gov/authver. shtml	DATE: 07-05-12

State of Delaware Secretary of State Division of Corporations Delivered 03:52 PM 07/05/2012 FILED 03:45 PM 07/05/2012 SRV 120809041 – 5167974 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is Homer City Generation, L.P.

•

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington Zip code 19801. The name of the Registered Agent at such address is The Corporation Trust Company.

•	Third: The name and mailing address of each general partner is as follows:

EFS-H LLC 800 Long Ridge Road, Stamford, CT 06927

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 5th day of July , A.D. 2012 .

By:	EFS-H LLC
General Partner

/s/ William S. Bradley
Name:	William S. Bradley
(type or print name)